EXHIBIT 99.1

AGREEMENT OF JOINT FILING

The parties listed below agree that the Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:   May 2, 2011

TIANFU YANG

Name: Tianfu Yang

HERO WAVE INVESTMENTS LIMITED

By:
Name: Tianfu Yang
Title: Director

TECH FULL ELECTRIC COMPANY LIMITED

Name: Tianfu Yang
Title: Director

ABAX LOTUS LTD.

By:
Name: Xiang Dong Yang
Title: Director

ABAX NAI XIN A LTD.

By:
Name: Xiang Dong Yang
Title: Director

ABAX GLOBAL OPPORTUNITIES FUND

By:
Name: Xiang Dong Yang
Title: Director

ABAX UPLAND FUND, LLC

By: ABAX CLAREMONT LTD. in its capacity as Managing Member

By:
Name: Xiang Dong Yang
Title: Director

ABAX ARHAT FUND

By:
Name: Xiang Dong Yang
Title: Director

ABAX CLAREMONT LTD.

By:
Name: Xiang Dong Yang
Title: Director

ABAX GLOBAL CAPITAL

By:
Name: Xiang Dong Yang
Title: Director

ABAX GLOBAL CAPITAL (HONG KONG) LIMITED

By:
Name: Xiang Dong Yang
Title: Director

XIANG DONG YANG

Name: Xiang Dong Yang